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                                                                    EXHIBIT 23.3


                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-90890) of Allied Healthcare International, Inc. (formerly known as Transworld Healthcare, Inc.) for the registration of 23,479,157 shares of its common stock and to the incorporation by reference therein of our reports dated November 19, 2001, with respect to the consolidated financial statements and schedule of Transworld Healthcare (UK) Ltd. included in (i) the proxy statement/prospectus of Allied Healthcare International, Inc. dated May 23, 2002 filed with the Securities and Exchange Commission on May 24, 2002 and (ii) the related supplement No. 1 to the Allied Healthcare International, Inc. proxy statement/prospectus dated July 12, 2002, filed with the Securities and Exchange Commission on July 16, 2002 under Rule 424 (b) under the Securities Act of 1933.

                                                     /s/ Ernst & Young LLP

London, England
August 19, 2002